                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated as of May 1, 2002, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.) ("LIFE COMPANY") and Transamerica Capital, Inc. (replacing AFSG Securities Corporation by Amendment and Novation), is hereby amended as follows.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following

                                   SCHEDULE A

     FUNDS AVAILABLE UNDER THE CONTRACTS

     AIM V.I. Basic Value Fund

     AIM V.I. Capital Appreciation Fund

     AIM V.I. Core Equity Fund

     AIM V.I. High Yield Fund

     SEPARATE ACCOUNTS UTILIZING THE FUNDS

     -    Separate Account VA BNY - September 27, 1994

     -    Separate Account VA GNY - April 3, 2007

     -    Separate Account VA-5NLNY - November 10, 1993

     -    Separate Account VA WNY - August 31, 2004

     -    Separate Account VA YNY - September 13, 2007

     CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     -    Transamerica Landmark NY Variable Annuity

     - Flexible Premium Variable Annuity - L under the marketing name "Transamerica Ascent"

     -    Distinct Asset(SM) Variable Annuity

     - Flexible Premium Variable Annuity - H under the marketing name "Transamerica Liberty NY"

     - Flexible Premium Variable Annuity - N under the marketing name "Transamerica Axiom NY"

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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: January 10, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ Carolyn L. Gibbs
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        TRANSAMERICA FINANCIAL LIFE INSURANCE
                                        COMPANY (FORMERLY, AUSA LIFE INSURANCE
                                        COMPANY, INC.)
                                        BY ITS AUTHORIZED OFFICER,


Attest: /s/ Kathleen S. Mullarkey       By: /s/ Arthur D. Woods
        -----------------------------       ------------------------------------
Name: Kathleen S. Mullarkey             Name: Arthur D. Woods
Title: Paralegal                        Title: Vice President


                                        TRANSAMERICA CAPITAL, INC.


Attest: /s/ Kathleen S. Mullarkey       By: /s/ Brenda L. Smith
        -----------------------------       ------------------------------------
Name: Kathleen S. Mullarkey             Name: Brenda L. Smith
Title: Paralegal                        Title: Assistant Vice President